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                                                         Draft of April 18, 1998

                                                                  Exhibit 1.1(c)






                             _______________ SHARES


                                   SAUER INC.

                                  COMMON STOCK

             [DRAFT]AGREEMENT BETWEEN U.S. UNDERWRITERS AND MANAGERS


                                                                   May ___, 1998


         AGREEMENT by and between (a) Credit Suisse First Boston Corporation ("CSFBC"), Smith Barney Inc. and Morgan Grenfell & Co. Limited, as representatives (the "Representatives") of the several United States underwriters (the "U.S. Underwriters") named in Schedule A to the Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), among the U.S. Underwriters, Sauer Inc., a Delaware corporation (the "Company") and the selling securityholders party thereto, and (b) the international managers listed on the signature page hereof (the "Managers"). The several U.S. Underwriters are herein called a "Syndicate" and the several Managers are herein called a "Syndicate". The U.S. Underwriters and the Managers are herein collectively called the "Underwriters".

         WHEREAS, the U.S. Underwriters, severally and not jointly, pursuant to the Underwriting Agreement, have agreed to purchase from the Company and any
selling securityholders            shares (the "U.S. Firm Securities") of the
Company's Common Stock ("Securities"); the Managers, severally and not jointly, pursuant to the Subscription Agreement, dated the date hereof (the "Subscription Agreement"), among the Managers, the Company and any selling securityholders, have agreed to purchase from the Company and any such selling securityholders shares (the "International Firm Securities") of the Securities; certain selling securityholders have granted to the U.S. Underwriters and the Managers, exercisable up to two times by CSFBC on behalf of the U.S. Underwriters and the Managers, an over-allotment option (the "Over-allotment Option") to purchase up to an aggregate of additional shares (the "Optional Securities") of Securities; the U.S. Firm Securities and the International Firm Securities are herein collectively called the "Firm Securities"; the Firm Securities and the Optional Securities are herein collectively called the "Securities"; the U.S. Firm Securities and the Optional Securities that may be sold to the U.S. Underwriters are herein collectively called the "U.S. Securities"; the International Firm Securities and the Optional Securities that may be sold to the Managers are herein collectively called the "International Securities"; and the U.S. Securities and the International Securities are herein collectively called the "Offered Securities"; and

         WHEREAS, the U.S. Underwriters and the Managers deem it necessary and advisable that certain of the activities of the U.S. Underwriters and the Managers be coordinated pursuant to this Agreement;

         NOW, THEREFORE, the U.S. Underwriters, acting through the Representatives, and the Managers hereby agree as follows:

         1. Intersyndicate Purchases and Sales. The U.S. Underwriters, acting through the Representatives, and the Managers, acting through Credit Suisse First Boston (Europe) Limited ("CSFBL"), agree that they will consult with each other as to the availability for sale to the public from time to time of Offered Securities
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purchased from the Company and any selling securityholders pursuant to the
Underwriting Agreement and the Subscription Agreement until the earlier of (a) completion of the distribution of the U.S. Securities being offered by the U.S. Underwriters and (b) CSFBL's notifying the Managers of the termination of the selling restrictions under the Agreement Among Managers, dated the date hereof (the "Agreement Among Managers"). From time to time, at the direction of CSFBC, the U.S. Underwriters (acting through the Representatives) and the Managers may purchase and sell between Syndicates such number of Offered Securities as may be directed by CSFBC.

         Unless otherwise determined by agreement of the Representatives and CSFBL, on behalf of the Managers, the price and currency settlement of any Offered Securities so purchased or sold shall be the then effective public offering price, in the currency or currencies contemplated for the purchase of the Offered Securities from the Company in the Underwriting Agreement and the Subscription Agreement (Deutsche marks and U.S. dollars), less (a) the selling concession that would otherwise apply to such Offered Securities if such Offered Securities were not purchased and sold under this Section 1 or (b) such lesser amount as the Representatives and CSFBL, on behalf of the Managers, may mutually agree. Settlement with respect to any Offered Securities transferred hereunder prior to the First Closing Date (as defined in the Underwriting Agreement) shall be made on the First Closing Date if feasible but in no event later than three business days after the transfer date, and, in the case of purchases and sales made after the First Closing Date, as promptly as practicable but in no event later than three business days after the transfer date. Certificates representing the Offered Securities so purchased shall be delivered on the respective settlement dates. For purposes of Rule 15c6-1 under the United States Securities Exchange Act of 1934, the settlement dates set forth herein or established pursuant to the provisions hereof shall prevail if later than the applicable settlement dates prescribed by or pursuant to such Rule. The liability for payment to the Company and any selling securityholders of the purchase price of the Offered Securities being purchased under the Underwriting Agreement and the liability for payment to the Company of the purchase price of the Offered Securities being purchased under the Subscription Agreement shall not be affected by the provisions of this Agreement.

         The proportionate share of any U.S. Underwriter or Manager in respect of the obligation of U.S. Underwriters or Managers to purchase or sell Offered Securities under this Section 1 shall, unless such U.S. Underwriter or Manager otherwise agrees with CSFBC or CSFBL, as the case may be, be no greater than the proportion of (a) the total number of shares of U.S. Firm Securities or International Firm Securities (plus such additional Offered Securities as may be required by the Underwriting Agreement or the Subscription Agreement to be purchased by such U.S. Underwriter or Manager in the event of a default by one or more of the U.S. Underwriters or Managers) that such U.S. Underwriter or Manager is obligated to purchase under the Underwriting Agreement or the Subscription Agreement, respectively (hereinafter referred to as such U.S. Underwriter's or Manager's "underwriting commitment"), to (b) the total number of shares of U.S. Firm Securities or International Firm Securities, as the case may be.

         2. Selling Restrictions. Each U.S. Underwriter agrees that, except for
(a) purchases and sales among Underwriters pursuant to this Agreement and (b) stabilization transactions contemplated under Section 3 hereof, it has not offered or sold, and will not offer or sell, directly or indirectly, Offered Securities or distribute any prospectus relating to the Offered Securities to any person outside the United States or Canada or to any other dealer who does not so agree.

         Each Manager agrees that, except for (a) purchases and sales among Underwriters pursuant to this Agreement and (b) stabilization transactions contemplated under Section 3 hereof, it has not offered or sold, and will not offer or sell, directly or indirectly, Offered Securities or distribute any prospectus relating to the Offered Securities in the United States or Canada or to any other dealer who does not so agree.

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         For purposes hereof, an offer or sale shall be in the United States or
Canada under the same circumstances described as such in the Agreement Among Managers, and "United States" and "Canada" shall have the meanings set forth in the Agreement Among Managers.

         Each Manager agrees for the benefit of the several U.S. Underwriters to comply with the provisions of Section 3 of the Agreement Among Managers. Each Manager has caused each dealer who has agreed to participate or is participating in the distribution to give an undertaking similar to Section 3 of the Agreement Among Managers.

         Each U.S. Underwriter agrees for the benefit of the several Managers to comply with the CSFBC Master Agreement Among Underwriters as in effect (including any modification to the terms thereof by telex or other amendment) with respect to the Offered Securities (the "Agreement Among U.S.
Underwriters").

         3. Stabilizing. The overall direction and planning of over-allotments and the stabilization transactions contemplated herein shall be the responsibility of CSFBC. All stabilization transactions, whether in the United States or otherwise, shall be conducted at the direction of and subject to the control of CSFBC, so that stabilization activities worldwide shall be conducted in compliance with any applicable laws and regulations.

         The International Primary Market Association ("IPMA") limits will not be complied with in connection with stabilization losses and expenses. All over-allotments, stabilization purchases, purchases to cover syndicate short positions, exercises of the Over-allotment Option and related expenses shall be for the accounts of the several Underwriters in proportion to their respective underwriting commitments. In no event shall the net commitment of any Underwriter, for either long or short account, resulting from the transactions described in the previous sentence exceed 20% of its underwriting commitment. For the purposes of the foregoing, an Underwriter's net commitment for short account will be computed assuming that all Optional Securities which may be purchased for such Underwriter's account pursuant to exercise of the Over-allotment Option are so acquired, whether or not the Over-allotment Option is exercised, and are allocated on a pro rata basis between the Syndicates as contemplated in Section 4 hereof.

         If an Underwriter is, or is affiliated with, any U.S. or non-U.S. bank, such Underwriter hereby represents that its participation in the offering of the Offered Securities on the terms contemplated herein and in the Subscription Agreement, Agreement Among Managers, Underwriting Agreement and the Agreement Among U.S. Underwriters, as applicable, does not contravene any U.S. or state banking law restricting the exercise of securities powers in the United States.

         4. Over-Allotment Option. As set forth in the Underwriting Agreement and the Subscription Agreement, the Over-allotment Option shall be exercised at the direction of CSFBC on behalf of the respective Syndicates. The obligation of each Syndicate to purchase Optional Securities upon each of the up to two exercises of the Over-allotment Option shall be in proportion to the aggregate underwriting commitment of the Underwriters comprising such Syndicate. The obligations of the Underwriters comprising a Syndicate to purchase Optional Securities upon exercise of the Over- allotment Option shall be in such proportions as are specified in or determined pursuant to the Underwriting Agreement or the Subscription Agreement, as the case may be, and shall be several and not joint obligations of such Underwriters.

         5. Expenses. To the extent not reimbursed by the Company, the payment of (a) legal fees and disbursements of United States and foreign counsel to the U.S. Underwriters and Managers incurred in connection with the underwriting, (b) advertising fees and (c) other expenses as agreed between the Representatives and the Managers, will be made on a pro rata basis by the Syndicates in accordance with their respective underwriting commitments, or on such other basis as may be agreed between the Representatives and the Managers. Expenses in connection with stabilization and over-allotment shall be allocated as contemplated in Section 3 hereof. Subject to the previous two sentences, the U.S. Underwriters will pay the

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aggregate expenses incurred in connection with the purchase, carrying or sale of the Offered Securities purchased by the U.S. Underwriters from the Company and any selling securityholders, and the Managers will pay the aggregate expenses incurred in connection with the purchase, carrying or sale of the Offered Securities purchased by the Managers from the Company and any selling securityholders.

         6. Public Offering. Changes in the respective public offering price per Offered Security or in the respective concessions and reallowances to dealers per Offered Security will be made only upon the mutual agreement of the Representatives and CSFBL, on behalf of the Managers, during the period referred to in the first sentence of Section 1 hereof. Any such change shall be made concurrently in the offering by the U.S. Underwriters and the offering by the Managers.

         [Each Underwriter agrees to pay [CSFBC] [and] [CSFBL] an amount equal to U.S.$ per Security comprising the underwriting commitment of such Underwriter as compensation for the services of [CSFBC] [and] [CSFBL] as global coordinator[s] of the offering of the Offered Securities, and authorizes the Representatives and CSFBL, as the case may be, to charge its account therefor.]

         7. Mutual Information. The Underwriters will provide such information as CSFBC and CSFBL may request in order to allow CSFBC and CSFBL to satisfy their obligations hereunder and in order to allow CSFBC and CSFBL to keep the Underwriters informed of the progress of the offering of the Offered Securities. Unless otherwise approved by CSFBC, each Underwriter agrees not to make, in the United States or Canada or elsewhere, any press or public announcement or public comment which it believes or ought reasonably to believe is likely to be published in the press or elsewhere concerning (a) the Company or any of its subsidiaries or (b) the offering of the Offered Securities, in either case on or after the date hereof and prior to the later of (i) termination pursuant to
Section 10 of the Underwriters' obligations set forth in Section 2 or (ii) the Closing Date (as defined in Section 8), provided that the foregoing shall not restrict any Underwriter from making such public announcement or comment as shall be required for the purpose of the conduct of the offering of the Offered Securities, subject to such public announcement or comment being permitted by applicable law to be made in the manner in which it is made and to its being in the terms approved in writing by CSFBC.

         8. Closing Date; Termination of Underwriting or Subscription Agreement. If any closing date is not on the day provided in the Underwriting Agreement and in the Subscription Agreement (the "Closing Date") the Representatives and CSFBL, on behalf of the Managers, will mutually agree on a postponed date within the time permitted by such agreements and the settlement dates herein provided shall be adjusted accordingly.

         The Representatives shall not terminate the Underwriting Agreement pursuant to the conditions set forth in Section 6 thereof except after consultation with CSFBL, on behalf of the Managers, and CSFBL shall not terminate the Subscription Agreement pursuant to the conditions set forth in
Section 6 thereof except after consultation with the Representatives.

         9. Counterparts. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

         10. Termination of Syndicate Restrictions. The obligations of the Underwriters set forth in Section 2 shall terminate upon the earlier of (a) the mutual agreement of the Representatives and CSFBL, on behalf of the Managers, or
(b) 45 days after the date hereof, unless the Representatives or CSFBL, on behalf of the Managers, shall have given notice to the other parties hereto that the sale of Offered Securities by the U.S. Underwriters or the Managers, as the case may be, has not yet been completed. The Representatives and CSFBL, on behalf of the Managers, may agree pursuant to clause (a) to terminate the obligations of the Underwriters set forth in Section 2 other than the last paragraph of Section 4(a) of the Agreement Among U.S. Underwriters and Section 7(c) of the Agreement Among Managers, which shall survive until separately

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terminated pursuant to clause (a) or (b). If the notice referred to in clause
(b) is given, the obligations set forth in Section 2 shall survive until the expiration of an additional 15 days from the date of such notice.

         11. Position of Representatives and CSFBL. Neither the Representatives nor CSFBL will be under any liability to any Underwriter for any act or omission except for obligations expressly assumed by the Representatives or CSFBL, respectively herein, and no obligations on part of the Representatives and CSFBL will be implied hereby or inferred herefrom. The rights and liabilities of the Underwriters are several and not joint and nothing herein contained shall constitute or be deemed to constitute the Underwriters as partners with each other or render any Underwriters liable for the obligations of any other Underwriter. No Underwriter shall be bound in any way by the acts of any other Underwriter in respect of the issue of the Securities except as expressly provided. The duties of the Representatives and CSFBL shall be administrative and not fiduciary in nature.

         12. APPLICABLE LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The parties hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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         IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written by the undersigned for themselves and for the Underwriters as set forth herein.

                             The U.S. Underwriters



                             CREDIT SUISSE FIRST BOSTON (EUROPE) CORPORATION

                             By:_______________________________________________
                                [Insert title]
                                For itself and as Representative of the several U.S. Underwriters


                             The Managers:

                             CREDIT SUISSE FIRST BOSTON LIMITED
                             SMITH BARNEY INC.
                             MORGAN GRENFELL & CO. LIMITED



                             [INSERT NAMES OF OTHER MANAGERS]




                             By:  CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED



                             By:_______________________________________________
                                [Insert Name]
                                For itself and on behalf of the Managers

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